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                                                                    EXHIBIT 23.3



CONSENT OF MINE RESERVES ASSOCIATES, INC.

TO THE BOARD OF DIRECTORS OF GLAMIS GOLD LTD.

We consent to the incorporation by reference in this registration statement of Glamis Gold Ltd. on Form S-8 of our verification of certain mineral reserves of Glamis Gold Ltd., incorporated in the Annual Report on Form 10-K of Glamis Gold Ltd. that was filed on March 29, 2000.

DATED this 19th day of June, 2000.


MINE RESERVES ASSOCIATES INC.


Per:   (Signed)  Lawrence E. Allen
       ----------------------------
       Vice-President